Exhibit 10.67

December 6, 2007

Compliance Systems Corporation
90 Pratt Oval
Glen Cove, New York 11542

Attention: Dean Garfinkel

Dear Mr. Garfinkel:

Please accept this correspondence as our written consent under the Section 4(l) of the Securities Purchase Agreement dated March 8, 2006 by and between Compliance Systems Corporation and Montgomery Equity Partners, Ltd. (“Montgomery”) (the “March 2006 Securities Purchase Agreement”) and Section 4(k) of the Securities Purchase Agreement dated March 16, 2007 by and between Compliance Systems Corporation and YA Global Investments, L.P (f/k/a Cornell Capital Partners, LP) (“YA Global”) (the “March 2007 Securities Purchase Agreement”) for the issuance and sale by the Company of up to $2,500,000.00 of Company’s preferred stock convertible into shares of the Company’s common stock at $0.01 per share, which may be less than the bid price of the Company’s common stock immediately prior to its issuance and sale (the “Issuance and Sale”).

Provided however our consent here under is preconditioned on 1) that such Issuance and Sale must occur prior to and conclude by December 31, 2007 (the “Issuance and Sale Deadline”), 2) that the gross proceeds of such Issuance and Sale must be in an amount no less than $1,140,806.18 (the “Issuance and Sale Minimum”) and 3) that the Company must remit no later than December 31, 2007, directly from the gross proceeds of such Issuance and Sale, to YA Global all amounts owed under the convertible debentures issued under the March 2007 Securities Purchase Agreement, which on December 31, 2007 shall be outstanding principal of $647,585.60, outstanding and accrued interest of $171,415.79 and a redemption premium of $129,517.12 and to Montgomery all amounts owed under the convertible debentures issued under the March 2006 Securities Purchase Agreement, which on December 31, 2007 shall be outstanding principal of $150,000, outstanding and accrued interest of $12,287.67 and a redemption premium of $30,000.

In the event that the Company shall fail to raise the Issuance and Sale Minimum by the Issuance and Sale Deadline YA Global’s and Montgomery’s consents provided hereunder shall be null and void and the Company shall immediately refund to the respective investors such amounts raised by the Issuance and Sale and cancel the shares of the Company’s preferred stock there under. In the event that the Company fails to take such action such Issuance and Sale shall be deemed to have been conducted with out the consent of YA Global and Montgomery and shall therefore be a breach by the Company of the covenants under the March 2006 Securities Purchase Agreement and March 2006 Securities Purchase Agreement, respectively.

Please accept this correspondence as YA Global’s written notice, pursuant to Section 4 (m) of the March 2007 Securities Purchase Agreement, electing not to participate in the Issuance and Sale.

This written rejection of YA Global’s right of first refusal shall be a one-time rejection of YA Global’s right to participate in the specific issuances described herein and shall not be deemed a waiver of the “Right of First Refusal” as outlined in Section 4 (m) of the March 2007 Securities Purchase Agreement.

Lastly, this written consent of YA Global and Montgomery shall be a one-time consent for the specific issuances described herein and shall not be deemed a consent to any future issuances nor a waiver of the “Restriction on the Issuance of Capital Stock” as outlined in Section 4 (l) of the March 2006 Securities Purchase Agreement and Section 4 (k) of the March 2007 Securities Purchase Agreement, respectively.

Very truly yours,

Acknowledged and Agreed this 6th day of December 2007	YA Global Investments, L.P.
By: Yorkville Advisors, LLC
Compliance Systems Corporation	Its: Investment Manager

By: ___________________________	By:
Name: Dean Garfinkel	Name: Mark Angelo
Title: Chief Executive Officer	Title: President and Portfolio Manager

Montgomery Equity Partners, LP
By: Yorkville Advisors, LLC
Its: Investment Manager

By:
Name: Mark Angelo
Title: President and Portfolio Manager